From:    [Dealer Name]
         [Address]

                                                                       BROKER SELLING AGREEMENT
                                                                       FOR OPPENHEIMER/TREMONT FUNDS

To:      OPPENHEIMERFUNDS DISTRIBUTOR, INC.
         6803 South Tucson Way
         Englewood, CO  80112

Gentlemen:

         We desire to enter into an agreement  with you for making  available to our  customers  limited  liability company interests or shares  ("Interests) in each of the registered,  closed-end  management  investment  companies listed in Appendix A to this Agreement  (each, a "Fund"),  and for which you are the  Distributor  and Interests in which are being  offered to the public at the  applicable  offering  prices of the Funds (which may include a sales charge)  (each,  an  "Offering").  Upon  acceptance  of this  Agreement  by you,  we  understand  that we may offer
Interests and act as authorized agent for our customers'  purchase of Interests from you, subject,  however, to all of the terms and conditions of the Offerings and this Agreement,  and to your right,  without notice, to suspend or terminate any of the  Offerings.  Accordingly,  we agree to the following with respect to the Offering of Interests in each Fund:

         1.  Interests  will be made  available  at the current  offering  price in effect at the time the order of
Interests is confirmed  and accepted by you at your office in Denver,  Colorado.  All purchase  orders (which shall for purposes of this  Agreement  include both orders of your  customers to make initial  investments in the Fund as well as customer  orders to make additional  investments),  and  applications of our customers  submitted by us are subject to acceptance or rejection in your sole discretion  and, if accepted,  each purchase will be deemed to have been consummated at your office in Denver, Colorado.

         2. We  represent  and  warrant  to you that we are a member  of the  National  Association  of  Securities
Dealers,  Inc. ("NASD"),  that such membership has not been suspended,  and that we agree to maintain membership in the NASD.  We agree to abide by the  provisions  of the  Investment  Company  Act of 1940,  as  amended  (the "1940
Act"),  the  Securities  Act of 1933, as amended,  and the  Securities  Exchange Act of 1934,  as amended,  and all applicable  rules and  regulations  of the  Securities  and Exchange  Commission  and the NASD,  including  without limitation,  the NASD Rules of  Conduct.  We further  agree to comply with all other  applicable  state and Federal laws and the rules and  regulations of authorized  regulatory  agencies.  We agree that we will not offer Interests in any state or other  jurisdiction  where they have not been  qualified  for sale or if you have not advised us in advance that such sale is exempt from such  qualification  requirements.  We are  responsible  under this Agreement for inquiring of you as to the jurisdictions in which Interests have been qualified for sale.

         3. We will make  available to our customers  Interests  only in accordance  with the terms and  conditions of the Fund's  then-current  Prospectus and Statement of Additional  Information  (collectively  referred to as the
"Prospectus")  and we will make no  representations  about  Interests  not  included in said  Prospectus  or in any authorized  supplemental  material supplied or authorized by you. We will not use any other Offering  materials for the Fund  without  your written  consent.  We will use our best  efforts in the offer of Interests  and agree to be responsible  for the proper  instruction  and training of all  brokerage  personnel in this area employed by us, in order  that  Interests  will be offered in  accordance  with the terms and  conditions  of this  Agreement  and all applicable  laws,  rules and  regulations.  We represent  that in  transmitting a purchase order for Interests that the investor for whom we transmit the purchase order has signed the investor  application  for the Fund and that we have  determined  that the Interest is a suitable  investment for the investor.  We further  represent that we will forward  purchase  orders to you only on behalf of investors  from whom we have  received  duly  executed  investor certifications  in the form set forth in Appendix A to the  Prospectus  (the "Investor  Certification")  and who we
reasonably  believe meet all  requirements  to be eligible to purchase  Interests at the time the purchase order is submitted.  We agree to hold you  harmless  and  indemnify  you,  your  affiliates,  the  Fund,  and your and their respective  officers,  directors,  trustees,  managers and employees in the event that we, or any of our current or former employees or agents should violate any law, rule or regulation,  or any provisions of this Agreement,  which violation  may result in any loss or liability to you,  your  affiliates  or the Fund.  If you  determine to refund any amounts  paid by an investor by reason of any such  violation,  we shall  promptly  return to you on demand any agency  commissions  and other selling  compensation  previously  paid by you to us with respect to the transaction for which the refund is made.  Furthermore,  we agree to indemnify  you, your  affiliates  and the Fund against any and all claims, demands, controversies,  actions, losses, damages, liabilities, expenses, arbitrations,  complaints or investigations,  including without  limitation,  reasonable  attorneys' fees and court costs that are the result of or arise  directly  or  indirectly,  in whole or in part,  from you,  your  affiliates  or the Fund  acting upon instructions  for the purchase or repurchase of Interests  received  through your manual or automated  phone system or the Fund/SERV program of National  Securities  Clearing  Corporation;  provided such loss,  liability or damages are not the result of the gross negligence,  recklessness or intentional  misconduct of you, your affiliates or the
Fund.  All  expenses we incur in  connection  with our  activities  under this  Agreement  shall be borne by us. In connection  with all  purchase  orders or the  submission  to you of tenders of Interests  in  connection  with any offers by the Fund to  repurchase  Interests  ("Repurchase  Offers"),  we are acting as agent for our customers and each  transaction is for the account of our customer and not for our own account.  Termination or  cancellation  of this  Agreement  shall not relieve us from the  requirements  of this paragraph as to  transactions  or occurrences arising prior to such termination.

         4. Any applicable  charge and agency  commission  relative to any sales of Interests made to our customers will only be at a rate or rates set forth in the  then-current  Prospectus.  In the event the  Prospectus  provides for a minimum  holding period in order for us to receive a dealer  commission,  service fee or other  payment,  and
Interests  relating to that payment are  repurchased by the Fund prior to the  termination of that holding  period, we are obligated to repay you a pro rata portion of such payment,  based on the ratio of (i) the  difference in the period of time such  Interests  were held and the  minimum  holding  period to  (ii) the  holding  period.  You may recoup some or all of such  amounts  from and to the extent  there are any other  commissions  or payments  due and owing from you to us at any time,  provided,  however,  that you are not obligated to accept  repayment only out of such other  commissions  or payments  and may demand  payment  directly  from us at any time until such amounts are repaid in full.  To secure our  obligation  to repay such  payments,  we hereby  grant you,  and you shall have,  a security  interest in any and all  commissions  and other  payments due us under this  Agreement or under any other agreement between you and us.

         5. The rate(s) of any agency  commission  for sale of Interests  are subject to change by you from time to time,  and any  decreases in such  commissions  shall be made upon 30 days' written  notice,  and any orders placed after the  effective  date of such  change,  will be subject to the rate(s) in effect at the time of receipt of the payment by you.  Such notice  requirement  shall not apply to any changes in service  fees,  if any,  payable under paragraph 11 below.

         6. Payments for purchases of Interests made by us and all necessary  account  information  required by you to establish an account  (including  the  Investor  Certification)  shall be provided to you and received by you no later than [three  business  days prior to the date as of which an investor  seeks to be admitted to the Fund or to make an additional  investment in the Fund, as applicable.]  [Payment shall be made in immediately  available funds to the order of __________].  If such payment or other  settlement  information  with respect to any purchase order are not timely  received by you, we understand that you reserve the right,  without notice,  to cancel the purchase order.  With respect to any purchase orders for Interests,  including  those placed via Fund/SERV,  we shall retain in our files all applications  and other documents  required by you to establish an account or to settle the Fund's purchase of Interests in accordance  with the terms of the applicable  Repurchase  Offer.  We will provide you with the original of such documents at your request.

         7. We agree that we will act as broker with respect to Interests  only if they are  purchased  from you or repurchased  by the Fund from our  customers.  If Interests are  purchased  from you by our  customers,  we warrant that such purchases are only for investment.

         8. You may  consider  any purchase  order we place for  Interests  to be the total  Interest to be held by the  investor,  and you may assume that the investor is not entitled to any  reduction in sales charge  beyond that accorded  to the  amount of that  purchase  order as  determined  by the  schedule  set  forth in the  then-current
Prospectus, unless we advise you otherwise when we place the order.

         9. We may tender  Interests  (or portions of Interests)  owned by our  customers to you for  repurchase in connection with Repurchase  Offers,  but only in accordance with the procedures  described in the applicable  offer to  purchaser.  We  understand  and agree that by making a tender of an Interest (or any portion of an Interest) on behalf of any customer in connection  with a Repurchase  Offer,  we represent to you that the related written offer to purchase by the Fund (the "Offer to  Purchase")  has been  delivered  to us by the  registered  owner(s) of such
Interest,  and that the  customer's  letter of transmittal  pursuant to which the Interest (or portion  thereof) is tendered has been  executed in the manner  required by the Offer to  Purchase.  With  respect to such  tenders,  we shall  furnish you with the exact  [registration  and] account  number and amount of Interest (or portion  thereof)
tendered,  and we  shall  retain  in our  files  all  documents  required  by you  and  the  Fund  to  effect  such transaction.  We will provide you with the original of such  documents  prior to the  expiration of the  Repurchase
Offer.

         10. We will comply  with,  and conform our  practices  to, any and all written  compliance  standards  and policies  and  procedures  that you may  from  time to time  provide  to us.  Your  obligations  to us  under  this
Agreement are subject to the provisions of any agreements entered into between you and the Fund.

         11. We may agree to  provide  any or all of the  investor  services  described  in  Appendix  B  (attached hereto) to our  customers  who own  Interests in the Fund.  In such event,  you agree to pay us a fee for providing these services in such amount and at such times as you and we may agree,  provided,  however, that such fee for any calendar  quarter shall not exceed 0.125% of the aggregate  value of  outstanding  Interests in the Fund  purchased through  you and  held by our  customers,  determined  as of the  last day of the  each  calendar  quarter  (before repurchases  of Interests as of such day or the making of any incentive  allocations as of such day with respect to such Interests).  We agree to provide,  at your request,  verifications that any such payments we receive were used for investor  services  related to Interests held by our customers.  We understand and agree that you are in no way responsible  for the manner of our  performance  of, or for any of our acts or omissions in  connection  with,  the investor  services we provide under this  Agreement.  You or we may terminate this paragraph 11 of the Agreement at any time.  Any  termination  of this  Agreement  pursuant to paragraph 13 or of this  paragraph 11 shall not affect our  right to  receive  payment  for  services  provided  by us prior to the  effective  date of such  termination.
Nothing in this Agreement  shall be construed to constitute us or any of our agents,  employees or  representatives as the agent or employee of you or the Fund.

         12.  We  undertake  to  promptly  notify  you if we are  not  now a  member  of  the  Securities  Investor
Protection  Corporation  (or its  successor)("SIPC"),  or if at any time during the term of this Agreement we cease being a  member  of  SIPC.  Such  notice  shall  be in  writing  and  shall  be  sent  via  first  class  mail  to:
OppenheimerFunds Distributor, Inc., Attn:  General Counsel, 6803 South Tucson Way, Englewood, CO  80112.

         13. We may terminate this Agreement by written notice to you,  which  termination  shall become  effective ten days after the date of  mailing  such  notice to you.  We agree that you have and  reserve  the right,  in your sole  discretion  without  notice to us,  to  suspend  or  terminate  the  Offering  at any time,  or, in your sole discretion,  to modify,  amend or cancel this Agreement upon written notice to us of such  modification,  amendment or cancellation,  which shall be effective on the date stated in such notice.  Without limiting the foregoing,  you may terminate  this  Agreement if we violate any of the provisions of this  Agreement,  said  termination to become effective on the date you mail such notice to us.  Without  limiting the  foregoing,  and any  provision  hereof to the contrary  notwithstanding,  our expulsion from the NASD will  automatically  terminate  this Agreement  without notice;  and our  suspension  from the NASD,  the  appointment  of a trustee  for all or  substantially  all of our business  assets,  or our  violation  of  applicable  state,  Federal or foreign laws or rules and  regulations  of authorized  regulatory  agencies will  terminate  this  Agreement  effective upon the date you mail notice to us of such  termination.  Your failure to terminate this  Agreement for a particular  cause shall not constitute a waiver of your right to terminate  this Agreement at a later date for the same or any other cause.  All notices  hereunder shall be to the  respective  parties at the  addresses  listed  hereon,  unless such  address is changed by written notice sent to the last  address of the other  party  provided  under this  Agreement.  Any consent  given by us to hyperlink any web site under your control to  oppenheimerfunds.com  is immediately  withdrawn  upon  termination of
                                              ----------------------
this  Agreement.  In the event of any such  termination,  you shall promptly  eliminate or terminate any such links to, or frames of, oppenheimerfunds.com or any portion thereof.
                  ---------------------

         14. This  Agreement  shall become  effective as of the date when it is executed and dated by you below and shall be in substitution  of any prior  agreement  between you and us covering the Fund. This Agreement and all the rights and  obligations of the parties  hereunder shall be governed by and construed under the laws of the State of
New York  applicable  to  agreements  to be performed in New York,  without  giving  effect to choice of law rules.
This  Agreement is not  assignable or  transferable,  except that you may without notice or consent from us, assign or transfer this  Agreement to any successor  firm or  corporation  which  becomes the  Distributor  of the Fund or assign any of your duties under this Agreement to any entity under common control with you.

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         15. By  signing  this  Agreement,  we  represent  and  warrant  to you that this  Agreement  has been duly authorized  by us by all  necessary  action,  corporate  or  otherwise,  and is  signed  on our  behalf by our duly authorized officer or principal.

                                                     [NAME OF DEALER]

                                                     By:
                                                         ------------------------------------------------------------------

                                                     Name:
                                                     Title:
                                                     Date:

                                                     Accepted:

                                                     OPPENHEIMERFUNDS DISTRIBUTOR, INC.

                                                     By:
                                                         ------------------------------------------------------------------

                                                     Name:
                                                     Title:
                                                     Date:

9139686.4                                                     A-1

                                                                       APPENDIX A

                                                                       OPPENHEIMER/TREMONT FUNDS

         This Agreement relates to the offer and sale of Interests in the following Funds:

                  Oppenheimer Tremont Market Neutral Fund, LLC
                  Oppenheimer Tremont Opportunity Fund, LLC

9139686.4                                                     C-1

9139686.4                                                     C-1

                                                    APPENDIX B

                                                 INVESTOR SERVICES

         The following  services  constitute the investor services that may be provided pursuant to paragraph 11 of this Agreement:

o        handling  inquiries from  customers who own Interests  ("Members")  regarding the Fund,  including but not limited  to  questions  concerning  their  investments  in  the  Fund,  capital  account balances, and reports and tax information provided by the Fund;
o        assisting in the enhancement of  relations and communications between Members and the Fund;
o        assisting in the establishment and maintenance of Members' accounts with the Fund;
o        assisting in the maintenance of Fund records  containing Member  information,  such as changes of address;
                           and
o        providing such other  information and Member liaison services as  OppenheimerFunds  Distributor,  Inc. may reasonably request.